UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 10, 2014
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 10, 2014, Steven Madden, Ltd. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated in this Item 2.02 by reference, announcing the Company’s financial results for the fiscal quarter and fiscal year ended December 31, 2013.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2014, the Company entered into a new employment agreement with Amelia Newton Varela (the “Varela Employment Agreement”) pursuant to which Ms. Varela will continue to serve as the Executive Vice President - Wholesale of the Company. The Varela Employment Agreement, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Ms. Varela’s prior employment agreement, which expired by its terms on December 31, 2013.

The term of the Varela Employment Agreement commenced on January 1, 2014 and will continue for a term of three years through December 31, 2016, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Varela Employment Agreement, Ms. Varela will receive an annual base salary during the term of $500,000 and a monthly automobile allowance of $1,250. In addition, on February 3, 2014, Ms. Varela will be granted an option, under the Steven Madden, Ltd, 2006 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), to purchase 100,000 shares of the Company’s common stock, $0.0001 per share, at an exercise price equal to the market price of the Company’s common stock on the last trading day prior to the grant, which option will have a term of seven years and vest in four equal annual installments of 25,000 shares on each anniversary of the date of grant, commencing on February 3, 2015.

In addition, the terms of the Varela Employment Agreement entitle Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2014, 2015 and 2016 in an amount equal to 2% of the increase, if any, in the Wholesale Division EBIT (earnings before interest and taxes) for each such year over the Wholesale Division EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. Wholesale Division EBIT attributable to any business acquired by the Company after January 10, 2014 will not be included for the purpose of determining Ms. Varela’s bonus until the acquired business has been owned by the Company for two full calendar years. Ms. Varela’s annual bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned.

Pursuant to the terms of the Varela Employment Agreement, the Company may terminate Ms. Varela’s employment for Cause (as defined in the Varela Employment Agreement), in which event Ms. Varela would be entitled to receive only her accrued and unpaid base salary through the date of termination. In the event Ms. Varela’s employment is terminated by the Company without Cause, Ms. Varela would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if Ms. Varela’s employment is terminated by the Company without Cause during the period commencing 30 days prior to a Change of Control (as defined in the Varela Employment Agreement) and ending 180 days after such Change of Control, Ms. Varela would be entitled to receive an amount equal to the lesser of (i) three times the average of the total compensation received by her in the preceding three calendar years and (ii) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Varela Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Also on January 10, 2014, the Company entered into an employment agreement with Awadhesh Sinha, the Company’s Chief Operating Officer (the “Sinha Employment Agreement”) pursuant to which Mr. Sinha will continue to serve as Chief Operating Officer of the Company. The Sinha Employment Agreement, the full text of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, replaces Mr. Sinha’s prior employment agreement which expired by its terms on December 31, 2013.

The term of the Sinha Employment Agreement commenced on January 1, 2014 and will continue for a term of three years through December 31, 2016, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Sinha Employment Agreement, Mr. Sinha will receive an annual base salary during the term of $600,000 for the calendar year 2014, $630,000 for the calendar year 2015 and $661,500 for the calendar year 2016 and a monthly automobile allowance of $1,850 in each year of the term. In addition, the Company will pay term life insurance premiums on Mr. Sinha’s behalf in the amount of approximately $3,500 per year less deductions required to be withheld by applicable laws and regulations. Also, pursuant to the terms of the Sinha Employment Agreement, on January 15, 2014, Mr. Sinha was granted 29,886 shares of the Company’s common stock, $0.0001 per share, under the Stock Incentive Plan which shares are subject to certain restrictions. The shares of restricted stock will vest and cease to be subject to restrictions in three equal annual installments of 9,962 shares on each of December 15, 2014, December 15, 2015 and December 15, 2016.

In addition, the terms of the Sinha Employment Agreement entitle Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2014, 2015 and 2016 in an amount equal to 2% of the increase in the Company’s EBITDA for each such year over the Company’s EBITDA for the immediately preceding year, up to a maximum annual bonus of $600,000, the first $300,000 of which will be payable in cash and for any amount of the annual bonus in excess of $300,000 by a grant of restricted shares of the Company’s common stock, which restricted common stock will vest in three equal annual installments commencing on the first anniversary of the grant date. EBITDA of the Company that is attributable to any business acquired by the Company after January 10, 2014 will not be included for the purpose of determining Mr. Sinha’s bonus until the next fiscal quarter following the date of the business acquisition; provided that the Company’s prior year EBITDA will be adjusted to include EBITDA attributable to the acquired business for the comparable quarters in the prior year on a pro forma basis assuming the Company had owned the acquired business.

The Company may terminate Mr. Sinha’s employment for Cause (as defined in the Sinha Employment Agreement) in which event Mr. Sinha would be entitled to receive only his accrued and unpaid compensation through the date of termination. The Sinha Employment Agreement provides that in the event Mr. Sinha’s employment is terminated by the Company without Cause or by the resignation of Mr. Sinha for Good Reason (as defined in the Sinha Employment Agreement), Mr. Sinha would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of (i) the remainder of the term or (ii) six months. In addition, if Mr. Sinha’s employment is terminated by the Company without Cause or by the resignation of Mr. Sinha for Good Reason during the period commencing 120 days prior to a Change of Control (as defined in the Sinha Employment Agreement) and ending 90 days after a Change of Control, Mr. Sinha would be entitled to receive a cash payment within ten days of the date of his termination or resignation of employment in an amount equal to the lesser of (i) three times the total W-2 compensation and benefits actually received by him during the preceding twelve-month period ending on the last previous December 31st, except that, in lieu of the actual base salary compensation received, the annual base salary to which Mr. Sinha was entitled as of the date of such termination or resignation of employment shall be substituted, and (ii) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code.

The foregoing description of the Sinha Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sinha Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Employment Agreement, dated as of January 10, 2014, between the Company and Amelia Newton Varela.

10.2	Employment Agreement, dated as of January 10, 2014, between the Company and Awadhesh Sinha.

99.1	Press Release, dated January 10, 2014, issued by Steven Madden, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2014

STEVEN MADDEN, LTD.

By:	/s/ Arvind Dharia
Arvind Dharia
Chief Financial Officer